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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                       Date of Report: September 20, 2002



                             HELMERICH & PAYNE, INC.
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             (Exact name of registrant as specified in its charter)


Delaware                      1-4221                           73-0679879
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(State or other           (Commission File                  (I.R.S. Employer
jurisdiction of                Number)                       Identification
incorporation)                                                   Number)


Utica at Twenty-first Street, Tulsa, Oklahoma                          74114
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(Address of principal executive offices)                             (Zip Code)


                                 (918) 742-5531
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              (Registrant's telephone number, including area code)


                                       N/A
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          (Former name or former address, if changed since last report)



                               Page 1 of 4 Pages.


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Item 5. Other Events and Regulation FD Disclosure.

         On September 20, 2002, Helmerich & Payne, Inc. issued the following press release:

                  "TULSA, OK.,- Helmerich & Payne, Inc. (HP/NYSE) announced today that its Board of Directors has fixed the close of business on September 27, 2002 as the record date for determining the holders of record of Helmerich & Payne common stock entitled to receive the spin-off distribution of Cimarex Energy Co. common stock. The payment date for the distribution will be September 30, 2002, subject to the satisfaction or waiver of all conditions to the spin-off. As previously announced, immediately following the spin-off, a subsidiary of Cimarex will merge with Key Production Company, Inc. (KP/NYSE), with Key thereby becoming a wholly-owned subsidiary of Cimarex. The shareholders of Key approved the proposed merger with Cimarex at a special shareholders' meeting held earlier today.

                  In the spin-off, holders of Helmerich & Payne common stock will receive approximately [0.532] of a share of Cimarex common stock for each share of Helmerich & Payne common stock. The final spin-off ratio will be determined after the record date. Cash will be paid in lieu of fractional shares in the spin-off. In the merger, holders of Key common stock will receive one share of Cimarex common stock for each share of Key common stock.

                  The NYSE has advised Helmerich & Payne that sellers of Helmerich & Payne common stock "regular way" on the NYSE on or after September 25, 2002 and prior to October 1, 2002 will be required to provide due bills and deliver the Cimarex common stock they receive in the spin-off to the purchasers of such Helmerich & Payne common stock. The NYSE has further advised Helmerich & Payne that the "ex-distribution" date for the Cimarex spin-off distribution will be October 1, 2002. Shareholders are encouraged to consult with their financial advisors regarding the trading policies and practices of the NYSE relating to the Cimarex spin-off.

         Forward-Looking Statements

                  It should be noted that this announcement contains certain statements that may be deemed to be "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.




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         Such forward-looking statements include, without limitation, statements regarding the consummation of the proposed spin-off and merger, the expected closing date of the proposed spin-off and merger, any other effect or benefit of the proposed spin-off and merger, and any other statements that are not historical facts. Helmerich & Payne strongly encourages readers to note that some or all of the assumptions upon which such forward-looking statements are based are beyond its ability to control or estimate precisely, and may in some cases be subject to rapid and material changes. Such assumptions include, but are not limited to, costs, delays and other difficulties related to the proposed spin-off and merger, closing conditions not being satisfied, and other factors detailed in Helmerich & Payne's and Cimarex's filings with the Securities and Exchange Commission (the "SEC"), which are available free of charge on the SEC's website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. Helmerich & Payne undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

         Additional Information

                  In connection with the proposed spin-off and merger, Cimarex filed with the SEC on May 9, 2002, a Registration Statement No. 333-87948 on Form S-4. This Registration Statement was declared effective by the SEC on August 21, 2002. Investors and security holders are urged to carefully read the Registration Statement regarding the proposed transaction because it contains important information. Investors and security holders may obtain a free copy of the Registration Statement and other documents containing information about Key and Cimarex, without charge, at the SEC's web site at www.sec.gov. Copies of the Registration Statement and the SEC filings incorporated by reference therein may also be obtained for free by directing a request to either: Key Production Company, Inc., 707 Seventeenth Street, Suite 3300, Denver, Colorado 80202, Attention: Sharon M. Pope, Assistant Corporate Secretary; telephone 303-295-3995, fax:
         303-295-3494, or Helmerich & Payne, Inc, Utica at Twenty-First Street, Tulsa, Oklahoma 74114, Attention: Steven R. Mackey, Corporate Secretary; telephone 918-742-5531, fax 918-743-2671."



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          HELMERICH & PAYNE, INC.
                                                  (Registrant)



                                          By:  /s/ STEVEN R. MACKEY
                                             ----------------------------------
                                             Name:  Steven R. Mackey
                                             Title: Vice President



Dated: September 20, 2002



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